UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

NEXT 1 INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2400 N Commerce Parkway, Suite 105 Weston, Fl.		33326
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Home Preview Channel

On October 29, 2008, the Registrant consummated the transactions contemplated by a Purchase Agreement, dated July 15, 2008 (“HPC Agreement”), with the stockholders of The Home Preview Channel, Inc. (“HPC”). Pursuant to the HPC Agreement, the Registrant purchased from the stockholders an aggregate of 115,113.82 shares of HPC, which represented 100% of the issued and outstanding shares of common stock of HPC, in exchange for an aggregate of 677,999 shares of the Registrant’s common stock. All of the assets were included in the sale, free of clear of any and all liens, encumbrances, charges, securities interests and claims of others.

The HPC Agreement provides that each of the companies shall indemnify the other from and against any and all damages, losses, costs, and expenses the other may suffer or incur as a result of, in respect of, or arising out of; (a) any breach of any representation or warranty made by either of the companies in the HPC Agreement (i) any incorrectness or breach of any covenant, representation or warranty of HPC contained in the HPC Agreement; and (ii) any obligations by HPC to make severance payments.

Loop Networks, LLC

On October 30, 2008, the Registrant consummated the transactions contemplated by a Purchase Agreement (the “Loop Agreement”) with the members of Loop Networks LLC (“Loop”). Pursuant to the Loop Agreement, the Registrant purchased from Loop’s members an aggregate of 102,179 membership interests, representing 100% of the issued and outstanding membership interests of Loop, in exchange for an aggregate of 5,345,000 shares of the Registrant’s common stock. All of the assets were included in the sale, free of clear of any and all liens, encumbrances, charges, securities interests and claims of others.

The Loop Agreement provides that each of the companies shall indemnify the other from and against any and all damages, losses, costs, and expenses the other may suffer or incur as a result of, in respect of, or arising out of; (a) any breach of any representation or warranty made by either of the companies in the Loop Agreement (i) any incorrectness or breach of any covenant, representation or warranty of Loop contained in the Loop Agreement; and (ii) any obligations by Loop to make severance payments.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Home Preview Channel

The information set forth in Item 1.01 above is incorporated by reference herein. Pursuant to the HPC Agreement, the Registrant issued an aggregate of 677,999 shares of the Registrant’s common stock in exchange for an aggregate of 115,113.82 shares of HPC’s common stock from a total of 23 stockholders of HPC consisting of “accredited investors” (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and employees of HPC. The Registrant issued these shares pursuant to the exemption from the registration requirements of the Securities Act afforded the Registrant under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

Loop Networks, LLC

The information set forth in Item 1.01 above is incorporated by reference herein. Pursuant to the Loop Agreement, the Registrant issued an aggregate of 5,345,000 shares of the Registrant’s common stock in exchange for an aggregate of 102,179 membership interests of Loop from a total of 13 members of Loop consisting of “accredited investors” (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and employees of Loop. The Registrant issued these shares pursuant to the exemption from the registration requirements of the Securities Act afforded the Registrant under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

Other Issuance

On October 14, 2008, the Registrant issued an aggregate of 504,763 shares of Series A Preferred Stock (as discussed in Item 5.02 below) to William Kerby, the Registrant’s Chief Executive Officer. The shares were issued pursuant to the exemption from the registration requirements Securities Act afforded the Registrant under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering

ITEM 5.02 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2008, on October 9, 2008, the Registrant filed an Amendment to its Certificate of Incorporation with the Secretary of State of the State of Nevada therein changing the Registrant’s name from Maximus Exploration Corporation to Next 1 Interactive, Inc. and authorizing the Registrant to issue 200,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of “blank check” Preferred Stock, par value $0.00001 per share, with all designation, rights, privileges as may be established by the Registrant’s Board of Directors.

Series A Preferred Stock.

On October 14, 2008, the Registrant filed a Certificate of Designations with the Secretary of State of the State of Nevada therein establishing out of the Registrant’s “blank check” Preferred Stock, a series designated as Series A 10% Cumulative Convertible Preferred Stock consisting of 3,000,000 shares (the “Series A Preferred Stock”).

Dividends. The Series A Preferred Stock is entitled to receive cash dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on any other class of Preferred Stock or Common Stock at an annual rate of 10% of the $1.00 liquidation value preference per share. Such dividends shall be cumulative and shall be payable on the first day of April, July, October and January.

Redemption. The Registrant has the right to redeem the Series A Preferred Stock at the rate of $1.00 per share. The holders of the Series A Preferred Stock have the right to convert all or part of any unpaid accrued dividend into additional shares of Series A Preferred Stock at the rate of $0.50 per share.

Conversion into Common Stock. The holders of the Series A Preferred Stock have the right the right to convert all or any part of such holder’s into Common Stock at a conversion formula of the greater of (i.e. whichever formula yields the greater number of shares of Common Stock upon conversion): (1) twelve and one-half (12-1/2) shares of Common Stock for each share of Series A Preferred Stock converted or (2) the number of shares of Series A Preferred Stock being converted multiplied by a fraction, the numerator of which is $0.50 and the denominator of which is 80% of the lower of (a) the lowest price at which the Registrant issued a share of Common Stock on or after January 1, 2006 up to the date of such conversion or (b) the lowest market price of a share of Common Stock up to the date of such conversion,. In the event of such conversion, all unpaid accrued dividends payable on a converted share shall first be converted in Series A Preferred Stock and then converted into shares of Common Stock pursuant to the foregoing formula.

Conversion into Debt. Except as provided in the Certificate of Designations, each holder of the Series A Preferred Stock may elect to convert all or part of such holder’s shares (excluding any shares issued) upon conversion of unpaid dividends) into debt obligations of the Registrant (the “Converted Debt”), secured by a security interest in all of the Registrant and its subsidiaries, at the rate of $0.50 of debt for each share of Series A Preferred Stock. Notice of such election (a “Debt Conversion Notice”) shall be given to the Corporation in writing. The Converted Debt shall be evidenced by a promissory note from the Corporation to the converting holder, secured by a security interest in all goods, accounts, chattel paper, deposit accounts, general intangibles, document, instruments and investment property now owned or hereafter acquired by the Corporation or its subsidiaries, pursuant to a security agreement, each in a commercially reasonable form, replacing any prior note for the same debt and providing for interest on the Converted Debt at the rate of eighteen percent (18%) per annum, with principal and accrued interest payable upon demand at any time after the date which is six (6) months after the date of the Debt Conversion Notice.

Voting Rights. The holders of record of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Registrant and shall be entitled to one hundred (100) votes of each share of Series A Preferred Stock.

Security Interest. As security for the payment and performance of all obligations of the Registrant under the Certificate of Designations, and for so long as any share of Series A Preferred Stock is outstanding, the Registrant grants to each holder of Series A Preferred Stock ratably a security interest in all goods, accounts, chattel paper, deposit accounts, general intangibles, documents, instruments and investment property now owned or hereafter acquired by the Registrant or its subsidiaries. In the event of a default by the Registrant under any of the provisions of the Certificate of Designations, the holders of the Series A Preferred Stock shall have all the rights, benefits and obligations of a secured party under applicable law, including, without limitation, the Nevada Uniform Commercial Code, as amended from time to time.

Restriction on Transfer. Except for a transfer or assignment to a family member, a trust for the benefit of a holder, a transfer by bequest or inheritance or to an entity controlled by a holder, the holder of the Series A Preferred Shares shall not be entitled to transfer, encumber or assign such shares or any interest therein without the prior consent of the Registrant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation of the Registrant (formerly Maximus Exploration Corporation)

3.2	Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock of Next 1 Interactive, Inc.

10.1	Purchase Agreement, dated July 15, 2008, between Next 1 Interactive, Inc. and The Home Preview Channel

10.2	Purchase Agreement, dated September 11, 2008, between Next 1 Interactive, Inc. and Loop Networks, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 2008		NEXT 1 INTERACTIVE, INC.

	By:	/s/ WILLIAM KERBY
William Kerby Vice Chairman & Chief Executive Officer (Principal Executive Officer)